EXHIBIT 99.2

BROADRIDGE DECLARES QUARTERLY DIVIDEND OF $0.54 PER SHARE

New York, N.Y., February 4, 2020 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced that its Board of Directors has declared a quarterly cash dividend of $0.54 per share. The dividend is payable on April 3, 2020 to stockholders of record at the close of business on March 13, 2020.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than $7 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 11,000 associates in 18 countries.
For more information about Broadridge, please visit www.broadridge.com.
Investors:
Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966